                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14C

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.___)

Check the appropriate box:

[X]  Preliminary Information Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement

                               RFP Express Inc.
--------------------------------------------------------------------------------
               (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required
[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------


     (5) Total fee paid:

     --------------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     --------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------


     (3) Filing Party:

     --------------------------------------------------------------------------


     (4) Date Filed:

     --------------------------------------------------------------------------

                                    [LOGO]
                               RFP Express Inc.


                 NOTICE OF AMENDMENT TO 1997 STOCK OPTION PLAN
                        TO BE EFFECTED NOVEMBER 20, 2001

To Stockholders of RFP Express Inc.:

     On November 20, 2000, our Board of Directors approved an amendment to our 1997 Stock Option Plan to increase the number of shares of common stock available for grant under the plan from 1,000,000 to 7,000,000.

     As of October 30, 2001, the holders of a majority of our outstanding stock approved the amendment to the 1997 Stock Option Plan by a written consent signed by each of these stockholders in accordance with Delaware law.

     The amendment to the 1997 Stock Option Plan will become effective at the close of business on November 20, 2001.

     This letter and the accompanying information statement are being distributed to you, our stockholders, in accordance with the requirements of (S) 228(d) of the Delaware general corporation law and (S) 14(c) of the Securities Exchange Act of 1934.


                         By Order of the Board of Directors,



                         John C. Riener
                         Chief Executive Officer


October 30, 2001

                                RFP EXPRESS INC.

                             INFORMATION STATEMENT
                      General Information for Shareholders


     The Board of Directors believes it is in the best interest of the Company to amend the 1997 Stock Option Plan (the "Plan") to increase the number of shares of common stock available from 1,000,000 to 7,000,000 to attract and retain officers, other key employees and consultants and provide them with appropriate incentives and awards for superior performance. The Plan is intended to advance the interests and long-term success of the Company by encouraging stock ownership among those who participate in the Plan and thereby increase the personal involvement of the participants with the fortunes of the Company.

     This information statement is being furnished to you in connection with an amendment to our 1997 Stock Option Plan to increase the number of shares of common stock available from 1,000,000 to 7,000,000. The amendment was approved by our Board of Directors on November 20, 2000 and by the holders of a majority of our outstanding stock by a written consent signed by each of these stockholders as of October 30, 2001 in accordance with (S) 228 of the Delaware general corporation law.

     Pursuant to (S) 228 of Delaware law and (S) 14(c) of the Securities Exchange Act of 1934, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to the action. This information statement is intended to provide that notice. The amendment is the only matter covered by this information statement. We are mailing this information statement on or about October 31, 2001 to our stockholders of record as of the close of business on October 29, 2001. You are not entitled to any dissenters' or appraisal rights under Delaware law as a result of the approval of this amendment.


                     WE ARE NOT ASKING YOU FOR A PROXY AND
                     REQUEST THAT YOU NOT SEND US A PROXY

Vote Required

     The stockholder vote required to approve the amendment to the 1997 Stock Option Plan is the affirmative vote of the holders of a majority of our outstanding shares of voting stock. There are 14,825,453 shares of our common stock, par value $0.001 per share, and 2,085,461 shares of our Series C convertible preferred stock, par value $0.001 per share, outstanding. The holders of the preferred and common stock vote together as a single class on all matters presented for the vote of our stockholders. Each holder of common stock is entitled to one vote for each share held, while each preferred stockholder may cast a number of votes equal to the number of shares of common stock issuable upon conversion of his or her preferred stock, presently ten shares of common for each preferred share. The record date for purposes of determining the number of outstanding shares of stock, and for determining stockholders entitled to vote, is the close of business on October 29, 2001. As of October 29, 2001, the Company had outstanding 14,825,453 shares of common stock and 2,085,461 shares of preferred stock, or, giving effect to the ten for one voting rights of the preferred stock, shares entitled to a total of 35,680,153 votes. Therefore, the affirmative vote of the holders of shares entitled to 17,840,077 votes is required to approve the amendment.

Vote Obtained

     Section 228 of the Delaware general corporation law provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted, may be substituted for a special meeting. In order to eliminate the cost and delay involved in holding a special meeting and in order to effect the expansion of the Plan as soon as possible, the Board of Directors decided to obtain the written consent of the holders of a majority of our outstanding voting shares.

     The directors, executive officers and other stockholders who adopted the resolution to amend the Plan collectively own 6,061,875 shares of common stock and 1,895,461 shares of preferred stock, or 70.1% of the Company's outstanding voting stock. The amendment to the Plan will be effective at the close of business on November 20, 2001. At that time Section 3 of the Plan, captioned "Shares Available under the Plan," will be revised to increase the number of shares available under the Plan from 1,000,000 to 7,000,000.

Description of the Amended 1997 Stock Option Plan

     The Plan was adopted by the Board of Directors in October 1997 and the amendment to the Plan was adopted by the Board of Directors in November 2000. The Plan, as amended, provides for the grant of options to purchase an aggregate of 7,000,000 shares of the Company's common stock. The Plan provides for the granting of "incentive stock options" within the meaning of (S) 422 of the Internal Revenue Code of 1986, as amended, and "nonqualified stock options" which are not intended to qualify under any provisions of the Code.

     Stock options are rights to purchase shares of common stock at a price per share that is determined by the Board on the date that the stock options are granted. The exercise price per share of common stock payable upon the exercise of nonqualified stock options is not restricted. The exercise price of incentive stock options must be at least equal to the fair market value of the stock on the date of the grant. Holders of incentive stock options qualify for certain favorable tax treatment. See "Summary of Federal Income Tax Consequences."

     Options granted under the Plan are subject to the following restrictions, among others: (1) the price per share exercise price of incentive stock options must be equal to or greater than the fair market value of a share of common stock on the date of grant; (2) no option may be exercisable after the expiration of ten years from the date of its grant; and (3) options granted under the Plan are not transferable during the lifetime of the option holder, except by will or the laws of descent and distribution or in the event of the option holder's legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the option holder under state law and court supervision.

     The Plan is administered by the Board of Directors of the Company. The Board has sole discretion and authority to choose eligible individuals to receive options and to determine the terms of the options granted, including the exercise price, the number of shares subject to the option and the time of the exercise.

     The Plan authorizes the Board to establish vesting provisions with respect to each option grant, regarding the period of continuous employment or continuous engagement of the consulting services of the option holder with the Company that is necessary before an option will become exercisable. Any grant may provide for the earlier exercise of the option in the event of a change in control of the Company.

     As of September 30, 2001, options to purchase 5,766,900 shares of common stock were outstanding under the Plan and options to purchase 1,233,100 shares of stock remained available for grant. Our common stock is traded in the Nasdaq Over-the-Counter Bulletin Board. On October 23, 2001, the closing sale price of our common stock was $0.05 per share.

Summary of Federal Income Tax Consequences

Nonqualified Stock Options

     Generally. An option holder generally will not recognize income upon the grant of a nonqualified stock option. If an option holder receives unrestricted shares of common stock upon the exercise of a nonqualified stock option, he will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the optioned common stock received over the exercise price. When the option holder disposes of the shares, capital gain will be recognized, either long or short-term depending on the holding period beginning on the date the shares are acquired.

     Special Rules Applicable to Option Holders Subject to Section 16(b) of the Exchange Act. The tax consequences to option holders who are Company insiders subject to (S) 16(b) of the Exchange Act may differ from the tax consequences described above. In the case of such an option holder, ordinary income will generally be recognized upon exercise only if six months have elapsed since the date of the grant.

     Tax Consequences to the Company. To the extent that an option holder recognizes ordinary income, the Company or subsidiary for which the option holder performs services will generally be entitled to a corresponding deduction. The deduction is allowed in the tax year in which the option holder is required to include the amount in income.

Incentive Stock Options

     Generally. An option holder will not recognize income upon the grant of an incentive stock option. In addition, an option holder will not recognize income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, an option holder generally must exercise the option not later than three months after he ceases to be an employee of the Company or its parent or subsidiary (one year if he ceases to be an employee due to disability). To satisfy the holding period requirement, an option holder must hold the optioned common stock for more than two years from the grant of the option and more than one year after the common stock is transferred to him. If these requirements are satisfied, upon the sale of the common stock, the option holder will be taxed at long-term capital gains rates on any gain, measured by the difference between his or her basis in the common stock and the net proceeds of the sale.

     Disqualifying Disposition. If shares of common stock acquired upon the timely exercise of an incentive stock option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement, the option holder will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the optioned common stock on the date of the exercise of the incentive stock option over the exercise price.

     Alternative Minimum Tax. An option holder generally must include in alternative minimum taxable income the amount by which the amount paid for the option is exceeded by the option's fair market value at the time the rights to the stock are freely transferable or not subject to a substantial risk of forfeiture.

     Tax Consequences to the Company. The granting of an incentive stock option, or the exercise thereof, will generally not result in a deduction for the Company. However, to the extent that an option holder recognizes ordinary income as the result of a disqualifying disposition, as described above, the Company will generally be entitled to a corresponding deduction.

Security Ownership of Principal Holders and Management

     The following table includes, as of September 30, 2001, information regarding the beneficial ownership of our common stock, by each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of the common stock, each director, each executive officer included in our 2000 executive compensation table and all directors and executive officers as a group.


                                                Beneficial Ownership (2)
----------------------------------------------------------------------------------------------------------------------------

                                            Common     Common             Series C     Series C
                                Common      Stock      Stock              Preferred   Preferred
Name and Address (1)            Stock      Warrants   Options (3)         Stock (4)   Warrants (5)  Total (6)   Percent (7)
------------------------------------------------------------------------------------------------------------------------------
Zimri C. Putney (8)                --       1,500,000             --      1,895,461   1,860,000     39,054,610    72.5%

NextGen Fund II, L.L.C.            --         900,000             --      1,125,277   1,104,000     23,192,770    61.0%
  12701 Fair Lakes Circle
  Suite 690
  Fairfax, VA 22033

NextGen SBS Fund II, L.L.C.        --         600,000             --        750,184     736,000     15,461,840    51.1%
  12701 Fair Lakes Circle
  Suite 690
  Fairfax, VA 22033

Michael M. Grand (9)        4,300,000              --         50,000             --          --      4,350,000    29.2%

Michael W. Wynne              500,000              --             --         90,000      90,000      2,300,000     13.8%
  901 Mackall Avenue
  McLean, VA 22101

Fred Gluckman (10)          1,761,875         100,000        115,000             --          --      1,976,875     13.1%

Andreoli Family Trust (11)  1,761,875              --             --             --          --      1,761,875     11.9%
  3131 Liberty Circle S.
  Las Vegas, NV 89121

Gerald R. McNichols           100,000              --             --         90,000      90,000      1,900,000     11.4%
  23349 Parsons Road
  Middleburg, VA 20117

Robert A. Steiner             242,696              --        250,000             --          --        492,696      3.3%
  840 17th Street, #309
  San Diego, CA 92101

John C. Riener                     --              --        500,000             --          --        500,000      3.3%

Paul B. Silverman             100,000              --        200,000             --          --        300,000      2.0%
  9520 Center Street
  Vienna, VA 22181

----------------------------------------------------------------------------------------------------------------------------

                                            Common      Common             Series C     Series C
                                Common      Stock       Stock             Preferred   Preferred
Name and Address (1)            Stock      Warrants    Options (3)        Stock (4)   Warrants (5)  Total (6)   Percent (7)
----------------------------------------------------------------------------------------------------------------------------
Andrew H. Kent                      --               --      170,000              --           --        170,000       1.1%
  2613 N. Potomac Street
  Arlington, VA 22207

Edward C. Groark                    --               --           --              --           --             --       0.0%

All current directors        6,061,875        1,600,000      665,000       1,895,461    1,860,000     39,054,610      71.5%
 and executive officers
 as a group (5 individuals)
------------------------

(1) Unless otherwise indicated, the address of each of the beneficial owners is c/o RFP Express Inc., 8989 Rio San Diego Drive #160, San Diego, California 92108.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is considered to be the beneficial owner of securities that can be acquired by that person within 60 days of September 30, 2001 upon the exercise of warrants or option or the conversion of convertible securities.

(3) Options to purchase shares of Common Stock that are presently or will become exercisable within 60 days.

(4) Each share of Series C Preferred Stock is convertible without additional consideration into ten shares of Common Stock, subject to adjustment for stock splits, stock dividends and other recapitalizations and reorganizations. The holders of the Series C Preferred Stock and Common Stock vote together as a single class on all matters presented for the vote of the Company's stockholders. Each preferred stockholder may cast a number of votes equal to the number of shares of Common Stock issuable upon conversion of his or her preferred stock.

(5) Warrants to purchase shares of Series C Preferred Stock for $1.00 per share exercisable at any time until ten years from the date of issuance. Each share of Series C Preferred Stock is convertible without additional consideration into ten shares of Common Stock, subject to adjustment for stock splits, stock dividends and other recapitalizations and reorganizations.

(6) Assumes that the beneficial owners' shares of Series C Preferred Stock have been converted into Common Stock, and warrants to purchase shares of Series C Preferred Stock have been exercised and converted into Common Stock.

(7) Each beneficial owner's percent ownership is determined by assuming that options or warrants that are held by that person (but not those held by any other person) and which are exercisable within 60 days have been exercised and that shares of Series C Preferred Stock that are held by that person (but not those held by any other person) have been converted into Common Stock.

(8) Includes the following shares owned by NextGen Fund II, L.L.C. and NextGen SBS Fund II, L.L.C.: (i) warrants to purchase 1,500,000 shares of Common Stock; (ii) 1,875,461 shares of Series C Preferred Stock; and (iii) warrants to purchase 1,840,000 shares of Series C Preferred Stock. Mr. Putney is a member of and is the managing director of the managing member of NextGen Fund II, L.L.C. and NextGen SBS Fund II, L.L.C. Mr. Putney disclaims beneficial ownership of the shares held by NextGen Fund II, L.L.C. and NextGen SBS Fund II, L.L.C.

(9) Includes 4,300,000 shares of Common Stock held by Montpilier Holdings, Inc., a Nevada corporation. Mr. Grand has sole power to vote or direct the voting of shares held by Montpilier.

(10) Includes 1,761,875 shares of Common Stock held by the Gluckman Family Trust of which Mr. Gluckman is sole trustee. Also includes 100,000 warrants to purchase Common Stock held by Tel.n.form, Inc., a California corporation of which Mr. Gluckman is President.

(11) Vera Ellen Andreoli is sole trustee of the Andreoli Family Trust.


                              ____________________


                         By Order of the Board of Directors,



                         John C. Riener
                         Chief Executive Officer


October 30, 2001